As filed with the Securities and Exchange Commission on September 16, 1999
                                                    Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                            PRIDE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            LOUISIANA                                        76-0069030
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

     5847 SAN FELIPE, SUITE 3300                                77057
            HOUSTON, TEXAS                                    (Zip Code)
 (Address of Principal Executive Offices)

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             PRIDE INTERNATIONAL, INC. 1998 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

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                                ROBERT W. RANDALL
                       VICE PRESIDENT AND GENERAL COUNSEL
                            PRIDE INTERNATIONAL, INC.
                           5847 SAN FELIPE, SUITE 3300
                              HOUSTON, TEXAS 77057
                     (Name and address of agent for service)

                                 (713) 789-1400
          (Telephone number, including area code, of agent for service)

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
                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF SECURITIES                  AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE OFFERING           AMOUNT OF
     TO BE REGISTERED                    REGISTERED(2)          SHARE(3)                PRICE(3)           REGISTRATION FEE(4)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (1).......      5,600,000             $17.47                 $97,832,000              $27,198
================================================================================================================================


(1) Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.

(2) Plus such additional number of shares as may be issuable by reason of the anti-dilution provisions of the Plan.

(3) Estimated pursuant to Rules 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on September 14, 1999.

(4) A filing fee of $8,585 is being paid herewith. Pursuant to Instruction E of Form S-8, 1,864,800 shares of Common Stock (the "Deregistered Shares") previously registered on the Registration Statement on Form S-8 (Registration No. 333-35089) for issuance under the Pride International, Inc. Long-Term Incentive Plan, which shares have been deregistered pursuant to Post-Effective Amendment No. 1 to such Registration Statement filed on the date hereof, are being carried forward to this Registration Statement for issuance under the Plan. A filing fee of $18,613 was previously paid in connection with the registration of the Deregistered Shares.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      Note: The document(s) containing the information concerning the Pride International, Inc. 1998 Long-Term Incentive Plan (the "Plan") required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant will maintain a file of those documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in that file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which Pride International, Inc. (the "Company") has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-13289), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

            (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

            (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

            (3) The description of the Company's common stock, no par value (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed on August 19, 1997, as such Registration Statement may be further amended from time to time for the purpose of updating, changing or modifying such description;

            (4) The description of the rights to purchase the Company's preferred stock contained in the Company's Registration Statement on Form 8-A filed on September 14, 1998, as such Registration Statement may be further amended from time to time for the purpose of updating, changing or modifying such description; and

            (5) The Company's Current Reports on Form 8-K filed on January 12, 1999 and May 25, 1999.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

      Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 83 of the Business Corporation Law of the State of Louisiana gives corporations the power to indemnify officers and directors under certain circumstances. Article IX of the Company's Amended and Restated Articles of Incorporation and Section 13 of the Company's Bylaws contain provisions that provide for indemnification of certain persons (including officers and directors).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                     ------------------------

  4.1     --  Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

  4.2     --  Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

  4.3     --  Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

  4.4     --  Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 dated September 8, 1997, Registration No. 333-35089).

  4.5     --  Amendment to Restated Articles of Incorporation of the Company
              (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

  4.6     --  Bylaws of the Company, as amended (incorporated by reference to
              Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, File No. 1-13289).

  4.7     --  Form of Common Stock Certificate (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-13289).

  4.8     --  Rights Agreement dated as of September 9, 1998 between the
              Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated September 10, 1998, File No. 1-13289).

  4.9     --  Pride International, Inc. 1998 Long-Term Incentive Plan
              (incorporated by reference to Appendix A of the Company's Proxy Statement on Schedule 14A relating to the 1998 Annual Meeting of Shareholders, File No. 1-13289).

  5       --  Opinion of Sher Garner Cahill Richter Klein McAlister &
              Hilbert, L.L.P. as to the legality of securities.

 15       --  Awareness Letter of PricewaterhouseCoopers LLP.

 23.1     --  Consent of PricewaterhouseCoopers LLP.

 23.2     --  Consent of Sher Garner Cahill Richter Klein McAlister &
              Hilbert, L.L.P. (contained in Exhibit 5).

 24       --  Powers of Attorney (included on the signature page of the
              Registration Statement).

Item 9.  UNDERTAKINGS.

   (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the
                    Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 16, 1999.

                                  PRIDE INTERNATIONAL, INC.

                                  By: /s/ PAUL A. BRAGG
                                          Paul A. Bragg
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Paul A. Bragg, Earl
W. McNiel and Robert W. Randall, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON SEPTEMBER 16, 1999.

         SIGNATURE                              TITLE

  /s/ PAUL A. BRAGG                        Director, Chief Executive
      Paul A. Bragg                        Officer and President
      (Principal Executive Officer)

  /s/ EARL W. MCNIEL                       Vice President, Chief Financial
      Earl W. McNiel                       Officer and Treasurer
      (Principal Financial Officer)

  /s/ TERRY VANDAL                         Controller
      Terry Vandal
      (Principal Accounting Officer)

  /s/ JAMES B. CLEMENT                     Chairman of the Board
      James B. Clement

  /s/ RALPH D. MCBRIDE                     Vice Chairman of the Board
      Ralph D. McBride

  /s/ CHRISTIAN J. BOON FALLEUR            Director
      Christian J. Boon Falleur

  /s/ REMI DORVAL                          Director
      Remi Dorval

  /s/ JORGE E. ESTRADA M.                  Director
      Jorge E. Estrada M.

  /s/ JAMES T. SNEED                       Director
      James T. Sneed

  /s/ WILLIAM E. MACAULAY                  Director
      William E. Macaulay

                                  EXHIBIT INDEX

 EXHIBIT NO.                         DOCUMENT DESCRIPTION
-------------                       ----------------------

    4.1     --   Restated Articles of Incorporation of the Company
                 (incorporated by reference to Exhibit 3.1 to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996, File Nos. 0-16961 and 1-13289).

    4.2     --   Amendment to Restated Articles of Incorporation
                 (incorporated by reference to Exhibit 3.2 to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996, File Nos. 0-16961 and 1-13289).

    4.3     --   Amendment to Restated Articles of Incorporation
                 (incorporated by reference to Exhibit 3.3 to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996, File Nos. 0-16961 and 1-13289).

    4.4     --   Amendment to Restated Articles of Incorporation
                 (incorporated by reference to Exhibit 4.4 to the Company's
                 Registration Statement on Form S-8 dated September 8, 1997,
                 Registration No. 333-35089).

    4.5     --   Amendment to Restated Articles of Incorporation of the
                 Company (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

    4.6     --   Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, File No.
                 1-13289).

    4.7     --   Form of Common Stock Certificate (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
                 December 31, 1998, File No. 1-13289).

    4.8     --   Rights Agreement dated as of September 9, 1998 between the
                 Company and American Stock Transfer & Trust Company, as Rights
                 Agent (incorporated by reference to Exhibit 1 to the Company's
                 Current Report on Form 8-K dated September 10, 1998, File No.
                 1-13289).

    4.9     --   Pride International, Inc. 1998 Long-Term Incentive Plan
                 (incorporated by reference to Appendix A of the Company's Proxy
                 Statement on Schedule 14A relating to the 1998 Annual Meeting of Shareholders, File No. 1-13289).

    5       --   Opinion of Sher Garner Cahill Richter Klein McAlister &
                 Hilbert, L.L.P. as to the legality of securities.

   15       --   Awareness Letter of PricewaterhouseCoopers LLP.

   23.1     --   Consent of PricewaterhouseCoopers LLP.

   23.2     --   Consent of Sher Garner Cahill Richter Klein McAlister &
                 Hilbert, L.L.P. (contained in Exhibit 5).

   24       --   Powers of Attorney (included on the signature page of the
                 Registration Statement).